Exhibit 99.1

Stockholders of TheStreet Approve Merger with Maven

and

Final Special Cash Distribution Announced

NEW YORK, August 7, 2019 -- TheStreet, Inc. (Nasdaq: TST), a leading financial news and information company, today announced TheStreet’s stockholders approved the previously announced merger transaction (the “Merger”), pursuant to which an indirect subsidiary of TheMaven, Inc., a coalition of content producers operating on a shared digital publishing, advertising and distribution platform (“Maven”), will acquire all of the outstanding common shares of TheStreet for $16.5 million in cash or $3.09183364 per share (the “Merger Consideration”).

In addition to a pro-rata portion of the Merger Consideration, stockholders of TheStreet will receive additional consideration in connection with the closing of the Merger consisting of (1) a final special cash distribution of $3.35 per share as described below and (ii) a contingent value right, or CVR, which will entitle each holder to receive a pro-rata portion of funds escrowed in connection with the prior sale of its institutional business units when and if such funds are released from escrow in the first quarter of 2020 as further described below.

The Board of Directors has approved a final special cash distribution in the aggregate amount of $17.9 million or $3.35 per share, which distribution is contingent on the closing of the Merger (the “Pre-Merger Special Distribution”). The Pre-Merger Special Distribution consists of all cash held by the TheStreet immediately prior to the closing of the Merger less certain excluded liabilities as agreed to among the parties. The distribution will be made stockholders of record on August 7, 2019 and payable on August 12, 2019.

In addition to the Merger Consideration and the Pre-Merger Special Distribution, stockholders of TheStreet will also receive a CVR which will entitle each holder to receive a pro-rata portion of funds from an outstanding escrow agreement entered into by the Company in connection with the sale of BoardEx and TheDeal. The escrowed funds are currently scheduled to be released after January 31, 2020 and management currently estimates that the aggregate amount that will be released from such escrow is $520,000 or $0.09 per share. There can be no assurance that this escrow will be released in full or at all since the purchaser in the prior transaction has certain indemnification rights related to pre-closing tax liabilities which may be satisfied through its receipt of all or a portion of such escrow. Therefore, there is no guaranty that any payment will be made to holders of CVRs in respect of their contingent value rights.

More than 96% of the shares of TheStreet voted at the special meeting were voted in favor of the Merger. TheStreet will file the final vote results on a Form 8-K with the U.S. Securities and Exchange Commission. The Merger is expected to close after the market closes on August 7, 2019. Following the closing of the Merger, TheSteet’s common stock will cease to be traded on the Nasdaq Capital Market.

Moelis & Company LLC acted as the sole financial advisor to TheStreet on the transaction. Lake Street Capital Markets, LLC rendered a fairness opinion to the Board of Directors of TheStreet with respect to the Merger Consideration and Orrick, Herrington & Sutcliffe LLP acted as legal advisor to TheStreet.

About TheStreet, Inc.

TheStreet, Inc. (NASDAQ: TST, www.t.st) is a leading financial news and information provider to investors and institutions worldwide. The Company's flagship brand, TheStreet (www.thestreet.com), has produced unbiased business news and market analysis for individual investors for more than 20 years.

About Maven

Maven (maven.io) is a coalition of Mavens, including individual thought-leaders to world-leading independent publishers, operating on a shared digital publishing, advertising, and distribution platform and unified under a single media brand. Based in Seattle, Maven is publicly traded under the ticker symbol MVEN.

Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding our planned sale of the Company. Such forward-looking statements are subject to risks and uncertainties, including those described in the Company's filings with the Securities and Exchange Commission (“SEC”) that could cause actual results to differ materially from those reflected in the forward-looking statements. Factors that might contribute to such differences include, among others, failure of the merger transaction to close, failure of the Company to receive the expected release of funds from the escrow agreement which is the basis for the CVR, economic downturns and the general state of the economy, including the financial markets and mergers and acquisitions environment; our ability to drive revenue, and increase or retain current subscription revenue, particularly in light of the investments in our expanded news operations; our ability to develop new products; competition and other factors set forth in our filings with the SEC, which are available on the SEC's website at www.sec.gov. All forward-looking statements contained herein are made as of the date of this press release. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results or occurrences. The Company disclaims any obligation to update these forward-looking statements, whether as a result of new information, future developments or otherwise.

Contacts: Eric Lundberg, CEO and CFO, TheStreet, Inc., Eric.lundberg@thestreet.com